STONERIDGE, INC.
SECTION 16
POWER OF ATTORNEY

SCOTT R. HUMPHREY

KNOW ALL BY THESE PRESENT, effective upon the date the undersigned first becomes an officer of Stoneridge, Inc. (the "Company"), that the undersigned hereby constitutes and appoints each of Robert M. Loesch, Susan C. Benedict and Lindsey Siebert and acting severally with full power of substitution and resubstitution, the undersigned's true and lawful attorney-in-fact to:

1. execute for and on behalf of the undersigned, in the undersigned's capacity as an officer of Company, Form ID (for EDGAR Codes) and Forms 3, 4, and 5 (an any amendments thereto) in accordance with Section 16(a) of the Securities Exchange Act of 1934, as amended, and the rules thereunder;

2. to act as Account Administrator; and

3. do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form ID (including any documents required to re-generate EDGAR passwords) and any such Forms 3, 4, or 5, complete and execute any amendment or amendments thereto, and timely file such forms with the United States Securities and Exchange Commission and any stock exchange or similar authority.

The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934, as amended.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, and 5 with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of the date set forth below.

Scott R. Humphrey
Date: June 8, 2026

Notary Acknowledgment

State of Michigan)
)
County of Oaklan)

On this 8th day of June 2026 before me, Kris Ann Ellis, a Notary Public in and for said state, personally appeared Scott R. Humphrey, known to me (or satisfactorily proven) to be the person whose name is subscribed to the within instrument and acknowledged that he executed the same for the purposes therein contained.

In witness whereof, I hereunto set my hand and official seal.

Notary Public

My commission expires: 8/26/2031

KRIS ANN ELLIS
NOTARY PUBLIC, STATE OF MI
COUNTY OF WAYNE
MY COMMISSION EXPIRES Aug 26, 2031
ACTING IN COUNTY OF Oakland

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